UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2007

REGIONS FINANCIAL

CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2007, Regions Financial Corporation (“Regions”) issued a press release announcing that Alton E. Yother, controller and principal accounting officer of Regions, has been appointed the chief financial officer. Mr. Yother was the chief financial officer of AmSouth Bancorporation (“AmSouth”) at the time of its merger with Regions in November 2006. Prior to joining AmSouth, he served as senior financial officer of SouthTrust Corporation. D. Bryan Jordan, former chief financial officer of Regions, resigned to accept a position at another financial services company. Mr. Jordan’s resignation is not the result of any disagreement regarding the financial statements of Regions.

A copy of the press release issued by Regions announcing Mr. Yother’s appointment as chief financial officer and Mr. Jordan’s departure is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ John D. Buchanan
Name: Title:	John D. Buchanan Executive Vice President, General Counsel and Corporate Secretary

Date: April 13, 2007